Exhibit 4.6
FORM OF SUBSCRIPTION RIGHTS CERTIFICATE TO PURCHASE SHARES OF COMMON STOCK

RIGHTS CERTIFICATE NO.:	NUMBER OF RIGHTS:
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S
PROSPECTUS DATED OCTOBER [__], 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY
REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE BANK OF NEW
YORK MELLON SHAREOWNER SERVICES, THE SUBSCRIPTION AGENT AND INFORMATION AGENT.
Energy Focus, Inc.
Incorporated under the laws of the State of Delaware
SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Subscription Rights to Purchase Shares of Common Stock of Energy Focus, Inc.
Subscription Price: $[___.___] per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK
CITY TIME, ON [NOVEMBER ___], 2009, UNLESS EXTENDED BY THE COMPANY.
REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.0001 per share, of Energy Focus, Inc., a Delaware corporation, at a subscription price of $[ ___. ___ ___] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional shares of common stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Right”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate form(s) on the reverse side hereof, or by completing a letter of Transmittal, and by returning the full payment of the subscription price for each share of Common Stock.
This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the signatures of the duly authorized officers of Energy Focus, Inc.
Date: October [___], 2009

Chief Executive Officer	Secretary

COUNTERSIGNED:	COUNTERSIGNED:

The BNY Mellon Shareowner Services,	The BNY Mellon Shareowner Services,
Subscription Agent	Transfer Agent and Registrar

By:	By:

Authorized Signature	Authorized Signature

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to one of the addresses listed below will not constitute valid delivery.

By Mail:	By Hand:	By Overnight Courier:
Energy Focus, Inc.	Energy Focus, Inc.	Energy Focus, Inc.
c/o BNY Mellon Shareowner Services	c/o BNY Mellon Shareowner Services	c/o BNY Mellon Shareowner Services
Attn: [ ] Dept.	Attn: [ ] Dept.	Attention: [ ] Dept.
P.O. Box [ ]	[ , Floor]	[ , Floor]
Jersey City, New Jersey [ ]	New York, New York [ ]	Jersey City, New Jersey [ ]

Facsimile Transmission:	To confirm receipts of
(Eligible Institutions Only)	facsimiles only:
[ - - ]	[ - - ]
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares than you are entitled to under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
I apply for                        shares x $ [_.___] = $
(no. of new shares) (subscription price)     (amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT
If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Common Stock for which you are entitled to subscribe pursuant to your Over-Subscription Right:
I apply for                      shares x $ [_.___] = $
(no. of new shares) (subscription price)     (amount enclosed)
(c) Total Amount of Payment Enclosed = $
METHOD OF PAYMENT (CHECK ONE)
☐	Certified bank check or cashiers check drawn on a U.S. bank payable to “BNYM, as Subscription Agent”, f/b/o Energy Focus, Inc.

☐	Postal, telegraph, or money order payable to “BNYM, as Subscription Agent”, f/b/o Energy Focus, Inc.
☐	Wire transfer of immediately available funds directly to the account maintained by BNYM, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [ ___Bank], [Address], ABA #[___], Account # [___], BNYM f/b/o Energy Focus, Inc., with reference to the rights holder’s name.
FORM 2-DELIVERY TO DIFFERENT ADDRESS If you wish that the Common Stock issued as a result of your exercising your subscription rights be in a name, or reflect an address, different from that shown on the face of this Subscription Rights Certificate, please enter the different name or the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that if, after giving effect to the exercise of my Rights and as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, I beneficially own more than 14.99% of the outstanding shares of Common Stock (calculated immediately upon the closing of the Rights Offering as described in the Prospectus), I will promptly notify the Company in writing of that fact and will not vote with respect to the number of shares in excess of 14.99% for a ninety (90) day period in order to allow the Company to take action to avoid a distribution of rights under its Rights Agreement with Mellon Shareowner Services, LLC as Rights Agent.

Signature(s):

2

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever, unless the signature(s) is/are of (an) assignee(s).
FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association, or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.
FORM 5-ASSIGNMENT
FOR VALUE RECEIVED, I hereby sell, assign, and transfer to

(Name of Assignee)	(SSN or EIN of Assignee)

(Address of Assignee)
                                         Rights to Purchase Common Stock of the Company represented by this Subscription Rights Certificate, and do hereby irrevocably constitute and appoint the Assignee(s) as Attorney(s) to transfer those Rights on the books of the Company with full power of substitution.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FOR INSTRUCTIONS ON THE USE OF ENERGY FOCUS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE BANK OF NEW YORK MELLON SHAREOWNER SERVICES, THE INFORMATION AGENT, AT [___.___.___].

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